                                                                   EXHIBIT 10.11

                               HEARTSTREAM, INC.

                     CHANGE OF CONTROL SEVERANCE AGREEMENT



This Change of Control Severance Agreement (the "Agreement") is made and entered into by and between _____________ (the "Executive") and Heartstream, Inc. (the "Company"), effective as of the latest date set forth by the signatures of the parties hereto below.

                                R E C I T A L S
                                ---------------

     A. It is expected that the Company from time to time will consider the possibility of an acquisition by another company or other change of control.
The Board of Directors of the Company (the "Board") recognizes that such consideration can be a distraction to the Executive and can cause the Executive to consider alternative employment opportunities. The Board has determined that it is in the best interests of the Company and its shareholders to assure that the Company will have the continued dedication and objectivity of the Executive, notwithstanding the possibility, threat or occurrence of a Change of Control (as defined below) of the Company.

     B. The Board believes that it is in the best interests of the Company and its shareholders to provide the Executive with an incentive to continue his employment and to motivate the Executive to maximize the value of the Company upon a Change of Control for the benefit of its shareholders.

     C. The Board believes that it is imperative to provide the Executive with certain severance benefits upon Executive's termination of employment following a Change of Control which provides the Executive with enhanced financial security and provides incentive and encouragement to the Executive to remain with the Company notwithstanding the possibility of a Change of Control.

     D. Certain capitalized terms used in the Agreement are defined in Section 6 below.

The parties hereto agree as follows:

     1.   Term of Agreement.  This Agreement shall terminate upon the date that
          -----------------
all obligations of the parties hereto with respect to this Agreement have been satisfied.

     2.   At-Will Employment.  The Company and the Executive acknowledge that
          ------------------
the Executive's employment is and shall continue to be at-will, as defined under applicable law. If the Executive's employment terminates for any reason, including (without limitation) any termination prior to a Change of Control, the Executive shall not be entitled to any payments, benefits, damages, awards or compensation other than as provided by this Agreement, or as may otherwise be available in accordance with the Company's established employee plans and practices or pursuant to other agreements with the Company.

3.   Severance Benefits.
     ------------------

          (a) Termination Following A Change of Control.  If the Executive's
              -----------------------------------------
employment terminates at any time within twenty-four (24) months following a Change of Control, then, subject to Section 5, the Executive shall be entitled to receive the following severance benefits:

              (i) Termination without Cause.  If the Executive is involuntarily
                  -------------------------
terminated other for Cause, death or Disability, or if Executive voluntarily terminates his employment with the Company for Good Reason, then Executive shall receive the following severance benefits from the Company:

                  (1)   Severance Payments. A cash payment in an amount equal to
                        ------------------
two hundred percent (200%) of the Executive's Base Compensation (the "Severance Payment"). The Severance Payment shall be paid by the Company to the Executive (or to the Executive's successors in interest, pursuant to Section 7(b)) in cash and in full, not later than thirty (30) calendar days following the Termination Date.

                  (2)   Continued Employee Benefits.  One hundred percent (100%)
                        ---------------------------
Company-paid health, dental and life insurance coverage at the same level of coverage as was provided to such Executive immediately prior to the Change of Control (the "Company-Paid Coverage"). If such coverage included the Executive's dependents immediately prior to the Change of Control, such dependents shall also be covered at Company expense. Company-Paid Coverage shall continue until the earlier of (i) two years from the date of the Change of Control, or (ii) the date that the Executive and his dependents become covered under another employer's group health, dental or life insurance plans that provide Executive and his dependents with comparable benefits and levels of coverage. For purposes of Title X of the Consolidated Budget Reconciliation Act of 1985 ("COBRA"), the date of the "qualifying event" for Executive and his dependents shall be the date upon which the Company-Paid Coverage terminates.

          (b) Voluntary Resignation; Termination For Cause.  If the Executive
              --------------------------------------------
voluntarily terminates his employment with the Company without Good Reason, or if the Executive is terminated for Cause, then the Executive shall not be entitled to receive severance or other benefits except for those (if any) as may then be established under the Company's then existing severance and benefits plans and practices or pursuant to other agreements with the Company.

          (c) Disability; Death.  If the Company terminates the Executive's
              -----------------
employment as a result of the Executive's Disability, or such Executive's employment is terminated due to the death of the Executive, then the Executive shall not be entitled to receive severance or other benefits except for those (if any) as may then be established under the Company's then existing severance and benefits plans and practices or pursuant to other agreements with the Company.

          (d) Termination Apart from Change of Control. In the event the
              ----------------------------------------
Executive's employment is terminated for any reason, either prior to the occurrence of a Change of Control or after the twenty-four (24) month period following a Change of Control, then the Executive shall be entitled to receive severance and any other benefits only as may then be established under the Company's existing severance and benefits plans and practices or pursuant to other agreements with the Company.

4.   Attorney Fees, Costs and Expenses. The Company shall promptly
     ---------------------------------
reimburse Executive, on a monthly basis, for the reasonable attorney fees, costs and expenses incurred by the Executive in connection with any action brought by Executive to enforce his rights hereunder, regardless of the outcome of the action.

5.  Excise Tax Payments. In the event that the severance and other benefits
    -------------------
provided for in this Agreement or otherwise payable to the Executive constitute "parachute payments" within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the "Code") and will be subject to the excise tax imposed by Section 4999 of the Code, then the Executive shall receive (a) a payment from the Company sufficient to pay such excise tax, and (b) an additional payment from the Company sufficient to pay the excise tax and federal and state income taxes arising from the payments made by the Company to Executive pursuant to this sentence. Unless the Company and the Executive otherwise agree in writing, the determination of Executive's excise tax liability and the amount required to be paid under this Section 5 shall be made in writing by the Accountants. In the event that the excise tax incurred by Executive is determined by the Internal Revenue Service to be greater or lesser than the amount so determined by the Accountants, the Company and Executive agree to promptly make such additional payment, including interest and any tax penalties, to the other party as the Accountants reasonably determine is appropriate to ensure that the net economic effect to Executive under this
Section 5, on an after-tax basis, is as if the Code Section 4999 excise tax did not apply to Executive. For purposes of making the calculations required by this
Section 5, the Accountants may make reasonable assumptions and approximations concerning applicable taxes and may rely on interpretations of the Code for which there is a "substantial authority" tax reporting position. The Company and the Executive shall furnish to the Accountants such information and documents as the Accountants may reasonably request in order to make a determination under this Section. The Company shall bear all costs the Accountants may reasonably incur in connection with any calculations contemplated by this Section 5.

6.   Definition of Terms. The following terms referred to in this Agreement
     -------------------
shall have the following meanings:

          (a) Base Compensation.  "Base Compensation" means an amount equal to
              -----------------
Executive's Company salary at the salary rate in effect for and at the date of Termination, plus the maximum cash bonus which Executive could have been awarded under a Company bonus plan in effect for and at the date of Termination.

          (b) Cause.  "Cause" shall mean (i) any act of personal dishonesty
              -----
taken by the Executive in connection with his responsibilities as an employee and intended to result in substantial personal enrichment of the Executive, (ii) the conviction of a felony, (iii) a willful act by the Executive which constitutes gross misconduct and which is injurious to the Company, and (iv) following delivery to the Executive of a written demand for performance from the Company which describes the basis for the Company's belief that the Executive has not substantially performed his duties, continued violations by the Executive of the Executive's obligations to the Company which are demonstrably willful and deliberate on the Executive's part.

          (c) Change of Control. "Change of Control" means the occurrence of any
              -----------------
of the following events:

                   (i) Any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) becomes the "beneficial owner" (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company's then outstanding voting securities;

                   (ii) A change in the composition of the Board occurring within a two-year period, as a result of which fewer than a majority of the directors are Incumbent Directors. "Incumbent Directors" shall mean directors who either (A) are directors of the Company as of the date hereof, or (B) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but shall not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Company);

                   (iii) The consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation;

                   (iv) The consummation of the sale or disposition by the Company of all or substantially all the Company's assets.

          (d) Disability.  "Disability" shall mean that the Executive has been
              ----------
unable to perform his Company duties as the result of his incapacity due to physical or mental illness, and such inability, at least 26 weeks after its commencement, is determined to be total and permanent by a physician selected by the Company or its insurers and acceptable to the Executive or the Executive's legal representative (such Agreement as to acceptability not to be unreasonably withheld). Termination resulting from Disability may only be effected after at least 30 days' written notice by the Company of its intention to terminate the Executive's employment. In the event that the Executive resumes the performance of substantially all of his duties hereunder before the termination of his employment becomes effective, the notice of intent to terminate shall automatically be deemed to have been revoked.

          (e) Good Reason.  "Good Reason" shall mean (i) without the Executive's
              -----------
express written consent, the significant reduction of the Executive's duties, authority, status (including status

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

as an executive officer of Company) or responsibilities, relative to the Executive's duties, authority, status or responsibilities as in effect immediately prior to such reduction, or the assignment to Executive of such reduced duties, authority, status or responsibilities; (ii) without the Executive's express written consent, a substantial reduction, without good business reasons, of the facilities and perquisites (including office space and location) available to the Executive immediately prior to such reduction; (iii) a reduction by the Company in the base compensation of the Executive as in effect immediately prior to such reduction; (iv) a material reduction by the Company in the kind or level of employee benefits, including bonuses, to which the Executive was entitled immediately prior to such reduction with the result that the Executive's overall benefits package is significantly reduced; (v) the relocation of the Executive to a facility or a location more than fifty (50) miles from the Executive's then present location, without the Executive's express written consent; (vi) any purported termination of the Executive by the Company which is not effected for Disability or for Cause, or any purported termination for which the grounds relied upon are not valid; (vii) the failure of the Company to obtain the assumption of this agreement by any successors contemplated in Section 7(a) below; or (viii) any act or set of facts or circumstances which would, under Washington case law or statute constitute a constructive termination of the Executive.

          (f) Termination Date.  "Termination Date" shall mean (i) if this
              ----------------
Agreement is terminated by the Company for Disability, thirty (30) days after notice of termination is given to the Executive (provided that the Executive shall not have returned to the performance of the Executive's duties on a full-time basis during such thirty (30)-day period), (ii) if the Executive's employment is terminated by the Company for any other reason, the date on which a notice of termination is given, provided that if within thirty (30) days after the Company gives the Executive notice of termination, the Executive notifies the Company that a dispute exists concerning the termination or the benefits due pursuant to this Agreement, then the Termination Date shall be the date on which such dispute is finally determined, either by mutual written agreement of the parties, or a by final judgment, order or decree of a court of competent jurisdiction (the time for appeal therefrom having expired and no appeal having been perfected), or (iii) if the Agreement is terminated by the Executive, the date on which the Executive delivers the notice of termination to the Company.

     7.   Successors.
          ----------

          (a) Company's Successors.  Any successor to the Company (whether
              --------------------
direct or indirect and whether by purchase, merger, consolidation, liquidation or otherwise) to all or substantially all of the Company's business and/or assets shall assume the obligations under this Agreement and agree expressly to perform the obligations under this Agreement in the same manner and to the same extent as the Company would be required to perform such obligations in the absence of a succession. For all purposes under this Agreement, the term "Company" shall include any successor to the Company's business and/or assets which executes and delivers the assumption agreement described in this Section 7(a) or which becomes bound by the terms of this Agreement by operation of law.

          (b) Executive's Successors.  The terms of this Agreement and all
              ----------------------
rights of the Executive hereunder shall inure to the benefit of, and be enforceable by, the Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.

     8.   Notice.  Notices and all other communications contemplated by this
          ------
Agreement shall be in writing and shall be deemed to have been duly given when personally delivered or when mailed by U.S. registered or certified mail, return receipt requested and postage prepaid. In the case of the Executive, mailed notices shall be addressed to him at the home address which he most recently communicated to the Company in writing. In the case of the Company, mailed notices shall be addressed to its corporate headquarters, and all notices shall be directed to the attention of its Secretary.

     9.   Miscellaneous Provisions.
          ------------------------

          (a) No Duty to Mitigate.  The Executive shall not be required to
              -------------------
mitigate the amount of any payment contemplated by this Agreement, nor shall any such payment be reduced by any earnings that the Executive may receive from any other source.

          (b) Waiver.  No provision of this Agreement shall be modified, waived
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or discharged unless the modification, waiver or discharge is agreed to in writing and signed by the Executive and by an authorized officer of the Company (other than the Executive). No waiver by either party of any breach of, or of compliance with, any condition or provision of this Agreement by the other party shall be considered a waiver of any other condition or provision or of the same condition or provision at another time.

          (c) Whole Agreement.  No agreements, representations or understandings
              ---------------
(whether oral or written and whether express or implied) which are not expressly set forth in this Agreement have been made or entered into by either party with respect to the subject matter hereof. This Agreement represents the entire understanding of the parties hereto with respect to the subject matter hereof and supersedes all prior arrangements and understandings regarding same including the Addendum to Employment Offer Letter previously entered into by and between the Company and Executive.

          (d) Choice of Law.  The validity, interpretation, construction and
              -------------
performance of this Agreement shall be governed by the laws of the State of Washington.

          (e) Severability.  The invalidity or unenforceability of any provision
              ------------
or provisions of this Agreement shall not affect the validity or enforceability of any other provision hereof, which shall remain in full force and effect.

          (f) Withholding.  All payments made pursuant to this Agreement will be
              -----------
subject to withholding of applicable income and employment taxes.

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

          (g) Counterparts.  This Agreement may be executed in counterparts,
              ------------
each of which shall be deemed an original, but all of which together will constitute one and the same instrument.

          IN WITNESS WHEREOF, each of the parties has executed this Agreement, in the case of the Company by its duly authorized officer, as of the day and year set forth below.


COMPANY                       HEARTSTREAM, INC.



                              By:_______________________________

                              Title:____________________________

                              Date:_____________________________

EXECUTIVE                     __________________________________


                              Date:_____________________________

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

                          SCHEDULE I TO EXHIBIT 10.11

There are 12 Change of Control Severance Agreements by and between the Registrant and certain officers/employees of the Registrant. Listed below are the names of each individual party to such agreement, the date of each such agreement, and the material details, if any, in which the document to which each such individual is a party differs from Exhibit 10.11.

                                        Cash Severance Amount
Name                 Date               (percent of base salary plus bonuses)
----------------     -------------      -------------------------------------

Lori Glastetter      June 11, 1997      Identical to Exhibit 10.11
Curt Hafner          June 18, 1997      Identical to Exhibit 10.11
Ken Jenkins          June 16, 1997      Identical to Exhibit 10.11
Alan Levy            June 11, 1997      Identical to Exhibit 10.11
Carl Morgan          June 13, 1997      Identical to Exhibit 10.11
Gary Onn             June 11, 1997      Identical to Exhibit 10.11
Keith Serzen         June 11, 1997      Identical to Exhibit 10.11
James Shay           June 11, 1997      Identical to Exhibit 10.11
Don Abbey            June 16, 1997      100%
John Harris          June 11, 1997      100%
Kent Leyde           June 12, 1997      100%
Dan Powers           June 12, 1997      100%
